Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO EACH OF THE SECURITY AGREEMENT AND THE PLEDGE AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO EACH OF THE SECURITY AGREEMENT AND THE PLEDGE AGREEMENT (this “Amendment”) is made as of the 1st day of November, 2012, by and among MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the INITIAL GUARANTORS identified in the Credit Agreement (as defined below) (the “Guarantors”), BRANCH BANKING AND TRUST COMPANY (the “Administrative Agent”), and all of the LENDERS, as defined in the Credit Agreement (the “Lenders”).

R E C I T A L S:

The Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into a certain Amended and Restated Credit Agreement dated as of September 20, 2010, as amended by the Supplement and Joinder Agreement dated January 7, 2011, the First Amendment to Credit Agreement dated as of June 28, 2011, the Second Amendment to Credit Agreement dated as of July 29, 2011, the Third Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Custodial Agreement dated as of November 21, 2011, the Supplement and Joinder dated December 30, 2011, the Fourth Amendment to Amended and Restated Credit Agreement dated as of May 2, 2012, and the Supplement and Joinder to Amended and Restated Credit Agreement dated as of July 17, 2012 (as amended and supplemented, the “Credit Agreement”).  In conjunction with the Credit Agreement, the parties also entered into the Security Agreement and the Pledge Agreement.  Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and Guarantors have requested that the Administrative Agent and the Lenders amend the Credit Agreement in order to (i) permit (a) the formation of a new special purpose bankruptcy remote subsidiary of the Borrower (the “SPV Subsidiary”), (b) the capitalization of the SPV Subsidiary with an initial equity contribution from the Borrower in an amount to be approved by the Required Lenders, (c) the transfer of certain assets from the Borrower to the SPV Subsidiary, (d) the financing of the SPV Subsidiary, (e) the exclusion of the equity of the SPV Subsidiary from the equity pledge under the Collateral Documents, and (f) certain related transactions, (ii) exclude from the calculations of Consolidated EBITDA, Consolidated Interest Expense and Consolidated Net Investment Income, any income or expenses from the SBIC Entities and the SPV Subsidiary, except to the extent of distributions received by the Loan Parties therefrom, but include net assets of the SBIC Entities and SPV Subsidiary for purposes of calculating Consolidated Tangible Net Worth and the Asset Coverage Ratio, with the effect that the Borrowing Base and the Interest Coverage Ratio are measured only against the Loan Parties, but Consolidated Tangible Net Worth and the Asset Coverage Ratio are measured against the entire consolidated group, (iii) exclude the SPV Subsidiary from the affirmative and negative covenants and from the default provisions, (iv)  extend the Termination Date and provide for a two year amortization period following the Termination Date, (v) increase the accordion from $350,000,000 to $400,000,000, (vi) change the eligibility criteria for Eligible Investments and make other changes to the Borrowing Base, (vii) delete the Minimum Liquidity Requirement and add a Minimum Availability Requirement (defined herein) and (viii) make other changes as described herein, and the Lenders and the Administrative Agent have agreed to do so.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.  Amendments to Credit Agreement.  The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01.   Amendment to Definition of Advance Rate.  The definition of “Advance Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Advance Rate” means, as to any Eligible Investment and subject to adjustment as provided in the definition of Borrowing Base, the following percentages with respect to such Eligible Investment:

Portfolio Investment	Advance Rate
Cash and Cash Equivalents	100%
Eligible Quoted Senior Bank Loan Investments	80%
Eligible Investment Grade Debt Securities	80%
Eligible Core Portfolio Investments	70%
Eligible Unquoted Senior Bank Loan Investments and Eligible Non-Investment Grade Debt Securities	65%

SECTION 2.02.    Amendment to Definition of Borrowing Base.  Paragraph (c) of the definition of “Borrowing Base” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

(c)                                  for purposes of calculating the Borrowing Base, no single Portfolio Investment shall be included in the Borrowing Base at a Value in excess of (i) $15,000,000, if the total number of Portfolio Investments is fewer than 35 or the Borrowing Base is less than $175,000,000 (for purposes of calculating the $175,000,000 test, no single Portfolio Investment shall be Valued at greater than $15,000,000); or (ii) $20,000,000, if the total number of Portfolio Investments is 35 or more and the Borrowing Base is greater than or equal to $175,000,000 (for purposes of calculating the $175,000,000 test, no single Portfolio Investment shall be Valued at greater than $15,000,000); notwithstanding the foregoing, no more than 15 Portfolio Investments shall be included in the Borrowing Base at a Value greater than $15,000,000 at any time for purposes of this calculation;

SECTION 2.03.  Amendment to Definition of Collateral.  The definition of “Collateral” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the “and” just before clause (ii) of the proviso of such definition with a comma and to insert the following new clause (iii):

and (iii) equity interests in the SPV Subsidiary.

SECTION 2.04.  Amendment to Definition of Consolidated EBITDA.  The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Consolidated EBITDA” means and includes, for the Borrower and the Consolidated Subsidiaries that are Guarantors for any period, an amount equal to the sum of (a) Consolidated Net Investment Income for such period; plus, (b) to the extent such amounts were deducted in computing Consolidated Net Investment Income for such period: (i) Consolidated Interest Expense for such period; (ii) income tax expense for such period, determined on a consolidated basis in accordance with GAAP; and (iii) Depreciation and Amortization for such period, determined on a consolidated basis in accordance with GAAP.  For avoidance of doubt, income and expenses of the SBIC Entities and the SPV Subsidiary shall not be included for purposes of calculating Consolidated EBITDA, except to the extent of dividends or distributions from such entities actually received by the Borrower or any Guarantor.

SECTION 2.05.  Amendment to Definition of Consolidated Interest Expense.  The definition of “Consolidated Interest Expense” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Consolidated Interest Expense” for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries that are Guarantors outstanding during such period on a consolidated basis in accordance with GAAP.  For avoidance of doubt, interest, whether expensed or capitalized, of the SBIC Entities and the SPV Subsidiary shall not be included for purposes of calculating Consolidated Interest Expense.

SECTION 2.06.  Amendment to Definition of Consolidated Net Investment Income.  The definition of “Consolidated Net Investment Income” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Consolidated Net Investment Income” means, for any period, the net investment income of the Borrower and the Consolidated Subsidiaries that are Guarantors set forth or reflected on the consolidated income statement of the Borrower and its Consolidated Subsidiaries for such period prepared in accordance with GAAP.  For avoidance of doubt, net investment income of the SBIC Entities and the SPV Subsidiary shall not be included for purposes of calculating Consolidated Net Investment Income, except to the extent of dividends or distributions from such entities actually received by the Borrower or any Guarantor.

SECTION 2.07.  Amendment to Definition of Consolidated Tangible Net Worth.  The definition of “Consolidated Tangible Net Worth” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Consolidated Tangible Net Worth” means, at any time, Net Assets less the sum of the value, (to the extent reflected in determining Net Assets) as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, on a consolidated basis prepared in accordance with GAAP (but without giving effect to the operation of Accounting Standards Codification No. 825-10), of

(A)                              All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

(B)                                To the extent not included in (A) of this definition, any amount at which the Capital Securities of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

(C)                                To the extent not included in (A) of this definition, any amount at which the investment in Main Street Capital Partners, LLC appears as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries; and

(D)                               Loans or advances to owners of Borrower’s Capital Securities, or to directors, officers, managers or employees of Borrower and its Consolidated Subsidiaries.

Notwithstanding the fact that the SBIC Entities and the SPV Subsidiary are not Loan Parties, the SBIC Entities and the SPV Subsidiary shall be included for purposes of calculating Consolidated Tangible Net Worth and the Asset Coverage Ratio.

SECTION 2.08.  Amendment to Definition of Debt Security.  The definition of “Debt Security” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence to the end of such definition:

For the avoidance of doubt, this definition of “Debt Security” shall not include Core Portfolio Investments or Senior Bank Loan Investments.

SECTION 2.09.  Amendment to Definition of Depreciation and Amortization.  The definition of “Depreciation and Amortization” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof.

SECTION 2.10.  Amendment to Definition of Eligible Debt Security.  Clause (iii) of the definition of “Eligible Debt Security” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

(iii)                               a Value Triggering Event related to the Debt Security has not occurred and is not continuing;

SECTION 2.11.  Amendment to Definition of Eligible Investments.  The definition of “Eligible Investments” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Eligible Investments” means, collectively, the following investments of the Borrower and the Guarantors: Cash and Cash Equivalents, the Eligible Quoted Senior Bank Loan Investments, the Eligible Investment Grade Debt Securities, the Eligible Core Portfolio Investments, the Eligible Unquoted Senior Bank Loan Investments and the Eligible Non-Investment Grade Debt Securities; provided, however, that the Required Lenders may determine in good faith after review of the certificates, reports and other documents provided by the Borrower in accordance with Sections 5.01(c) and 5.01(d) that any Eligible Quoted Senior Bank Loan Investment, Eligible Investment Grade Debt Security, Eligible Unquoted Senior Bank Loan Investment or Eligible Non-Investment Grade Debt Security is not an Eligible Investment because such Eligible Quoted Senior Bank Loan Investment, Eligible Investment Grade Debt Security, Eligible Unquoted Senior Bank Loan Investment or Eligible Non-Investment Grade Debt Security has or will have a material impairment or loss, whereupon such investment shall no longer constitute an Eligible Investment.  The Administrative Agent shall provide the Borrower with written notice of such determination by the Required Lenders within five (5) Domestic Business Days, and the removal of the Value of such Eligible Investment and the corresponding change to the Borrowing Base will take effect on the last Domestic Business Day of the month in which such notice of determination was delivered to the Borrower.

SECTION 2.12.    Amendment to Definition of Eligible Senior Bank Loan Investment.  Clause (vii) of the definition of “Eligible Senior Bank Loan Investment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

(vii)                           a Value Triggering Event related to the Senior Bank Loan Investment has not occurred and is not continuing;

SECTION 2.13.  Amendment to Definition of Guarantors.  The definition of “Guarantors” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Guarantors” means collectively:  (a) the Initial Guarantors; and (b) all direct and indirect Subsidiaries of the Borrower or Guarantors acquired, formed or otherwise in existence after the Closing Date and required to become a Guarantor pursuant to Section 5.28; provided, however, (i) no SBIC Entity shall be a Guarantor until required pursuant to Section 5.28(d) and (ii) the SPV Subsidiary shall not be a Guarantor.

SECTION 2.14.  Amendment to Definition of Interest Period.  The definition of “Interest Period” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the words “Termination Date” appearing in each instance therein with the words “Maturity Date”.

SECTION 2.15.   Amendment to Delete the Definition of Liquidity.  The definition of “Liquidity” set forth in Section 1.01 of the Credit Agreement is hereby deleted.

SECTION 2.16.   Amendment to Add the Definition of Maturity Date.  The definition of “Maturity Date” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Maturity Date” means the earlier to occur of:  (a) the date that is two years after the Termination Date and (b) the date upon which the Administrative Agent has declared all Advances to be due and payable after the occurrence of an Event of Default in accordance with Section 6.01.  Any Advances then outstanding (together with accrued interest thereon) shall be due and payable in full on the Maturity Date.

SECTION 2.17.   Amendment to Add the Definition of Minimum Availability Requirement.  The definition of “Minimum Availability Requirement” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Minimum Availability Requirement” has the meaning given such term in Section 5.04.

SECTION 2.18.  Amendment to Delete the Definition of Minimum Liquidity Requirement.  The definition of “Minimum Liquidity Requirement” set forth in Section 1.01 of the Credit Agreement is hereby deleted.

SECTION  2.19.   Amendment to Definition of Net Assets.  The definition of “Net Assets” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Net Assets” means, at any time, the net assets of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

SECTION 2.20.   Amendment to Definition of Net Proceeds of Capital Securities/Conversion of Debt.  The definition of “Net Proceeds of Capital Securities/Conversion of Debt” set forth in Section 1.01 of the Credit Agreement is hereby amended to add the following new sentence at the end of said definition:

For avoidance of doubt the net proceeds referred to in this definition shall exclude any net proceeds with respect to the issuance of Capital Securities by the Loan Parties, the SBIC Entities or the SPV Subsidiary to any Loan Party, SBIC Entity or the SPV Subsidiary.

SECTION 2.21.   Amendment to Add the Definition of Obligor Interest Coverage Ratio.  The definition of “Obligor Interest Coverage Ratio” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Obligor Interest Coverage Ratio” means with respect to a Debt Security or a Senior Bank Loan Investment, either (a) the “Interest Coverage Ratio” or comparable definition set forth in the underlying Investment Documents for such Debt Security or Senior Bank Loan Investment, or (b) in the case of any Debt Security or Senior Bank Loan Investment with respect to which the related underlying Investment Documents do not include a definition of “Interest Coverage Ratio” or comparable definition (including, without limitation, any Debt Security or Senior Bank Loan Investment considered to be “covenant-lite” with limited restrictions on the debt capacity of the applicable Obligor), the ratio of (i) Obligor EBITDA to (ii) Obligor Interest Expense of such Obligor with respect to the Relevant Test Period, as calculated by the Borrower in good faith.

SECTION 2.22.   Amendment to Add the Definition of Obligor Interest Expense.  The definition of “Obligor Interest Expense” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Obligor Interest Expense” means with respect to any Obligor, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected for the last four full fiscal quarters for which financial statements have been provided to the Borrower by or on behalf of any Obligor with respect to the related Debt Security or Senior Bank Loan Investment; provided that with respect to any Obligor for which four full fiscal quarters of economic data are not available, Obligor Interest Expense shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

SECTION 2.23.   Amendment to Add the Definition of Obligor EBITDA.  The definition of “Obligor EBITDA” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Obligor EBITDA” means, with respect to each Obligor on any Debt Security or Senior Bank Loan Investment, for the last four full fiscal quarters for which financial statements have been provided to the Borrower by or on behalf of any Obligor with respect to the related Debt Security or Senior Bank Loan Investment, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the underlying Investment Documents for each such Debt Security or Senior Bank Loan Investment, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such underlying Investment Documents, an amount, for the Obligor on such Debt Security or Senior Bank Loan Investment and any parent that is obligated pursuant to the underlying Investment Documents for such Debt Security or Senior Bank Loan Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) and any other item the Borrower in good faith deems to be appropriate; provided that with respect to any Obligor for which four full fiscal quarters of economic data are not available, Obligor EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available.

SECTION 2.24.  Amendment to Add the Definition of Obligor Net Senior Leverage Ratio.  The definition of “Obligor Net Senior Leverage Ratio” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Obligor Net Senior Leverage Ratio” means with respect to a Debt Security or a Senior Bank Loan Investment either (a) the “Net Senior Leverage Ratio” or comparable definition set forth in the underlying Investment Documents for such Debt Security or Senior Bank Loan Investment, or (b) in the case of any Debt Security or Senior Bank Loan Investment with respect to which the related underlying Investment Documents do not include a definition of “Net Senior Leverage Ratio” or comparable definition (including, without limitation, any Debt Security or Senior Bank Loan Investment considered to be “covenant-lite” with limited restrictions on the debt capacity of the applicable Obligor), the ratio of (i) the Obligor Senior Debt (including, without limitation, such Debt Security or Senior Bank Loan Investment) of the applicable Obligor as of the date of determination minus the Cash of such Obligor as of such date to (ii) Obligor EBITDA of such Obligor with respect to the Relevant Test Period, as calculated by the Borrower in good faith.

SECTION 2.25.  Amendment to Add the Definition of Obligor Senior Debt.  The definition of “Obligor Senior Debt” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Obligor Senior Debt” means all Debt of any Person other than Debt that is junior or subordinated in right of payment or upon liquidation.

SECTION 2.26.  Amendment to Definition of Pledge Agreement.  The definition of “Pledge Agreement” set forth in Section 1.01 of the Credit Agreement is hereby amended to replace the “and” just before the words “SBIC Entities” with a comma in clause (i) of such definition and to insert the words “and the SPV Subsidiary” just after the parenthetical at the end of said clause (i).

SECTION 2.27.  Amendment to Definition of Prepayment Event.  The definition of “Prepayment Event” set forth in Section 1.01 of the Credit Agreement is hereby amended to insert the words “or the SPV Subsidiary” at the end of each parenthetical in such definition.

SECTION 2.28. Amendment to Add the Definition of Relevant Test Period.  The definition of “Relevant Test Period” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Relevant Test Period” means with respect to each Obligor on a Debt Security or a Senior Bank Loan Investment, the relevant test period for the calculation of Obligor Net Senior Leverage Ratio or Obligor Interest Coverage Ratio, as applicable, for such Debt Security or Senior Bank Loan Investment in accordance with the related underlying Investment Documents or, if no such period is provided for therein, the last four consecutive reported fiscal quarters of the principal Obligor on such Debt Security or Senior Bank Loan Investment; provided that with respect to any Debt Security or Senior Bank Loan Investment for which the relevant test period is not provided for in the related underlying Investment Documents, if four (4) consecutive fiscal quarters have not yet elapsed since the closing date of the relevant underlying Investment Documents, “Relevant Test Period” shall initially include the period from such closing date to the end of the fourth fiscal quarter thereafter, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor.

SECTION 2.29.  Amendment to Add the Definition of SPV Subsidiary.  The definition of “SPV Subsidiary” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“SPV Subsidiary” means a single bankruptcy remote, special purpose, Wholly Owned Subsidiary of the Borrower.

SECTION 2.30.  Amendment to Definition of Subsidiary.  The definition of “Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Subsidiary” of any Person means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided however, the term “Subsidiary” shall not include any Person that constitutes an investment made by the Borrower or a Subsidiary in the ordinary course of business and consistently with the Investment Policies in a Person that is accounted for under GAAP as a portfolio investment of the Borrower.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.  Notwithstanding the foregoing definition, for purposes of Section 4.33, Article V (other than Section 5.01) and Article VI only, the SPV Subsidiary shall not be considered a Subsidiary of any Loan Party and therefore shall not be subject to the requirements or restrictions of Section 4.33 or Article V or the basis for any Default or Event of Default in Article VI.

SECTION 2.31.  Amendment to Definition of Termination Date.  The definition of “Termination Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:

“Termination Date” means the earlier to occur of (i) September 20, 2015 (or such later date to which such date shall have been extended pursuant to Section 2.15), (ii) the date the Revolver Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default, or (iii) the date the Borrower terminates the Revolver Commitments entirely pursuant to Section 2.08.

SECTION 2.32.  Amendment to Add the Definition of Value Triggering Event.  The definition of “Value Triggering Event” is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order as follows:

“Value Triggering Event” means with respect to a Debt Security or a Senior Bank Loan Investment, such Debt Security or Senior Bank Loan Investment has a Value of less than 65% of par value and any one of more of the following events shall have occurred:

(a)                  the Obligor Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Debt Security or Senior Bank Loan Investment is (i) greater than 3.50 and (ii) greater than 0.50 higher than the original Obligor Net Senior Leverage Ratio on the date that the investment in the Debt Security or Senior Bank Loan Investment was made by Borrower (such original Obligor Net Senior Leverage Ratio determined based upon pro forma data in the offering materials to the extent such Debt Security or Senior Bank Loan Investment was made by the Borrower prior to four full fiscal quarters elapsing since the date on which the Obligor incurred the relevant Debt); or

(b)                  the Obligor Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Debt Security or Senior Bank Loan Investment is (i) less than 1.50 to 1.00 and (ii) less than 85% of the original Obligor Interest Coverage Ratio on the date that the investment in the Debt Security or Senior Bank Loan Investment was made by Borrower (such original

Obligor Interest Coverage Ratio determined based upon pro forma data in the offering materials to the extent such Debt Security or Senior Bank Loan Investment was made by the Borrower prior to four full fiscal quarters elapsing since the date on which the Obligor incurred the relevant Debt); or

(c)                   an Obligor payment default under such Debt Security or Senior Bank Loan Investment (after giving effect to any grace and/or cure period set forth in the applicable loan agreement, but not to exceed five days) (including in respect of the acceleration of the debt under the applicable underlying Investment Document); or

(d)                  a default as to all or any portion of one or more payments of principal or interest has occurred in relation to any other senior or pari passu obligation for borrowed money of the related Obligor (after giving effect to any grace and/or cure period set forth in the applicable underlying Investment Document, but not to exceed five days); or

(e)                   the failure of an Obligor to deliver (i) with respect to quarterly reports, any financial statements (including unaudited financial statements) to the Borrower sufficient to calculate any applicable Obligor Net Senior Leverage Ratio of the related Obligor by the later of (A) the date that is ninety (90) days after the end of the first, second or third quarter of any fiscal year of the related Obligor or (B) the date five (5) days after the delivery date for such information as allowed by the underlying Investment Documents, including any grace periods thereunder, and (ii) with respect to annual reports, any audited financial statements to the Administrative Agent sufficient to calculate any applicable Obligor Net Senior Leverage Ratio of the related Obligor by the later of (A) the date that is one hundred and fifty (150) days after the end of any fiscal year of the related Obligor or (B) the date that is five (5) days after the delivery date for such information as allowed by the underlying Investment Documents, including any grace periods thereunder, unless, in any case, as otherwise agreed to by the Administrative Agent in its sole discretion; or

(f)                    any amendment or waiver of, or modification or supplement to, the underlying Investment Documents governing a Loan executed on or effected on or after the date on which the Borrower acquired such Loan is entered into that amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio” or “Interest Coverage Ratio” (or any respective comparable definition in the applicable underlying Investment Documents) or the definition of any component thereof in a manner that, in the reasonable discretion of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender.

SECTION 2.33.  Amendment to Section 2.01.  The last sentence of the first paragraph of Section 2.01 is hereby amended to read as follows:

Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Revolver Advances and reborrow under this Section 2.01 at any time before the Termination Date; provided, however, in accordance with Section 2.09, any Revolver Advances outstanding on the Termination Date shall not be due and payable until the Maturity Date.

SECTION 2.34.  Amendment to Section 2.05.  Section 2.05 is hereby amended to replace the words “Termination Date” appearing therein with the words “Maturity Date”.

SECTION 2.35.  Amendment to Section 2.09.  Section 2.09 is hereby amended to delete all words immediately following the words “Termination Date” and to add a period immediately following the words “Termination Date”.

SECTION 2.36.  Amendment to Section 2.11(d).  Paragraph (d) of Section 2.11(d) is hereby amended to replace all references to “Minimum Liquidity Requirement” occurring therein with “Minimum Availability Requirement”.

SECTION 2.37.  Amendment to Section 2.14.  Section 2.14 is hereby amended to replace the dollar amount “350,000,000” appearing in clause (ii) of the proviso in paragraph (a) of said section with “$400,000,000” and to replace the dollar amount “$62,500,000” appearing in clause (ii) of the proviso in paragraph (a) of said section with “$112,500,000”.

SECTION 2.38.  Amendment to Section 2.15.  Section 2.15 is hereby amended and restated as follows:

SECTION 2.15.                             Extension Options.  On or prior to each of September 20, 2013 (the third anniversary of the Closing Date) and September 20, 2014 (the fourth anniversary of the Closing Date), the Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) request that the Administrative Agent and the Lenders extend the date set forth in the definition of Termination Date by one year, and the Administrative Agent and the Lenders may, each in their sole and individual discretion, elect to do so, it being understood that (i) no extension shall be effective unless all Lenders unanimously agree to extend and (ii) any Lender who has not responded to such extension request within fifteen (15) Domestic Business Days following the date of the Administrative Agent’s notice of such extension request to the Lenders, shall be deemed to have rejected such request.  In the event that one extension request is exercised and accepted by all Lenders, this Agreement shall be automatically amended as of September 20, 2013 to provide that the definition of Termination Date would be extended to September 20, 2016. In the event that two extension requests are exercised and accepted by all Lenders, upon effectiveness of the second extension, this Agreement shall be automatically amended as of September 20, 2014 to provide that the definition of Termination Date would be extended to September 20, 2017.  Any extension pursuant to this Section 2.15 shall be effective as of the date of the amendment to this Agreement effecting such extension and each such amendment shall be conditioned upon: (x) no Default or Event of Default and (y) continued accuracy of the representations and warranties, in each case as of the date of such amendment in all material respects.  The first extension request shall expire if not made on or prior to September 20, 2013 and shall not take effect prior to September 20, 2013.  The second extension request shall expire if not made on or prior to September 20, 2014 and shall not take effect prior to September 20, 2014.  There shall be no more than two (2) extension requests, resulting in total extensions no longer than two (2) years, so that the Termination Date is no later than September 20, 2017.

SECTION 2.39.  Amendment to Section 3.02(b).  Paragraph (b) of Section 3.02 is hereby amended to replace all references to “Minimum Liquidity Requirement” occurring therein with “Minimum Availability Requirement”.

SECTION 2.40.  Amendment to Section 4.11.  Section 4.11 is hereby amended to add the clause “and except for Liens on the properties or Capital Securities of the SPV Subsidiary” at the end of said section and immediately following the words “Section 5.14”.

SECTION 2.41.  Amendment to Section 4.16.  The last sentence of Section 4.16 is hereby amended to read as follows:

The issued shares of Capital Securities of each of the Loan Party’s respective Subsidiaries are owned by the Loan Parties free and clear of any lien or adverse claim other than Liens granted pursuant to the Collateral Documents and Liens with respect to the Capital Securities of the SPV Subsidiary.

SECTION 2.42.   Amendment to Section 4.39.  The first sentence of Section 4.39 is hereby amended to read as follows:

The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Portfolio Investments other than any financing statement that has been terminated, financing statements naming the Administrative Agent for the benefit of the Secured Parties as secured party and financing statements covering assets transferred to the SPV Subsidiary as permitted by Section 5.17.

SECTION 2.43.   Amendment to Section 4.40.  Section 4.40 is hereby amended and restated to read in its entirety as follows:

SECTION 4.40.                             Selection Procedures  No procedures believed by the Borrower to be adverse to the interests of the Administrative Agent and the Lenders were utilized by the Borrower in identifying and/or selecting the Portfolio Investments that are part of the Eligible Investments and are included in the Borrowing Base or in determining which assets to transfer to the SPV Subsidiary.

SECTION 2.44.    Amendment to Section 5.01.  Paragraphs (a), (b), (c), (d) and (i) of Section 5.01 are hereby amended to read in their entirety as follows:

(a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Grant Thornton LLP or other independent public accountants reasonably acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

(b)  as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower;

(c)   simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit J and with compliance calculations in form and content satisfactory to the Administrative Agent (a “Compliance Certificate”), of the chief financial officer or other authorized officers of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether a Value Triggering Event has occurred, including calculations setting forth the Value of each Debt Security and Senior Bank Loan Investment to its par value, the Obligor Net Leverage Ratio for the Relevant Test Period for each Obligor, and the Obligor Interest Coverage Ratio for the Relevant Test Period for each Obligor, (ii) whether the Loan Parties were in compliance with the requirements of Sections 5.04, 5.05, 5.07, 5.09, 5.10, 5.11, 5.12 and 5.37 on the date of such financial statements, (iii) setting forth the identities of the respective Subsidiaries on the date of such financial statements, (iv) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto and (v) setting forth certain Separate Company Selected Financial Information for each of the SBIC Entities and the SPV Subsidiary as set forth in Exhibit J;

(d)             promptly at the request of the Administrative Agent, financial statements, calculations, and any other information with respect to Debt Securities and Senior Bank Loan Investments reasonably necessary for the Administrative Agent to determine whether a Value Triggering Event has occurred and is continuing, including calculations setting for the Value of each Debt Security and Senior Bank Loan Investment to its respective par value, the Obligor Net Leverage Ratio for the Relevant Test Period

for each Obligor, and the Obligor Interest Coverage Ratio for the Relevant Test Period for each Obligor;

 ….

(i)                 a Borrowing Base Certification Report, substantially in the form of Exhibit E and otherwise in form and content reasonably satisfactory to the Administrative Agent, which report is certified as to truth and accuracy by the Chief Financial Officer or other authorized officer of the Borrower and which report shall be delivered (A) while any Advances or other amounts are outstanding, by the tenth Domestic Business Day following the last day of each month and (B) otherwise, by the tenth Domestic Business Day following the last day of each Fiscal Quarter;

SECTION 2.45.  Amendment to Section 5.04.  Section 5.04 is hereby amended and restated as follows:

SECTION 5.04.                             Minimum Availability.  The Borrower shall cause the aggregate outstanding principal amount of the Revolver Advances to be less than 90% of the Borrowing Base at all times (the “Minimum Availability Requirement”).

SECTION 2.46.  Amendment to Section 5.13.  Section 5.13 is hereby amended to delete the word “and” and insert a comma at the end of clause (ii), to add the word “and” at the end of clause (iii), and to add the following new clause (iv) immediately following clause (iii):

(iv) equity investments by the Borrower in an amount up to $75,000,000, or such other amount as approved by the Required Lenders, in the SPV Subsidiary in connection with the initial capitalization of the SPV Subsidiary and future equity investments by the Borrower in the SPV Subsidiary in the aggregate amount not to exceed $7,500,000, or such other amount as approved by the Required Lenders, so long as, immediately before and after giving effect to such equity investments, no Default exists under this Agreement or any Loan Document, no defaults exists under any loan facility in favor of the SPV Subsidiary, and the Borrower and the Guarantors are in pro forma compliance with all financial covenants set forth in this Article V.

SECTION 2.47.  Amendment to Section 5.17.  Section 5.17 is hereby amended to add the following new sentence at the end of said Section:

Notwithstanding the foregoing, and to the extent approved by the Required Lenders, the Borrower may transfer Portfolio Investments to the SPV Subsidiary, so long as (i) such Portfolio Investments are sold to the SPV Subsidiary for fair market value, in compliance with the requirements of Section 4.40 and without recourse to the Borrower other than such repurchase or substitution rights or obligations under the applicable purchase agreement as approved by the Required Lenders, (ii) the Borrower is in compliance with Section 5.13; and (iii) immediately before and after giving effect to such transfer, no Default or Event of Default shall exist.

SECTION 2.48.  Amendment to Section 5.27.  Section 5.27 is hereby amended to add the following new sentence at the end of said Section:

Notwithstanding the foregoing, and to the extent approved by the Required Lenders, the Borrower may make the investment in the SPV Subsidiary permitted by Section 5.13 and the assets sales to the SPV Subsidiary permitted by Section 5.17 (and any asset repurchase or substitution permitted and/or required thereunder) even if outside the ordinary course of business so long as the Borrower complies with the requirements of Section 5.13, Section 5.17 and all other requirements of this Section 5.27.

SECTION 2.49.  Amendment to Section 5.28.  Section 5.28 is hereby amended to remove the last sentence of said section in paragraph (d) thereof.

SECTION 2.50.  Amendment to Section 5.31.  Paragraph (e) of Section 5.31 is hereby amended to read in its entirety as follows:

(e)                   Debt incurred after the date hereof with a maturity when incurred not less than one year after the Maturity Date (after giving effect to any extensions of the Termination Date which have been exercised at the time of incurrence of the Debt but not giving effect to any extensions exercised after the incurrence of such Debt) and with terms no more restrictive than those in this Agreement, so long as such Debt is unsecured.  For the avoidance of doubt, any Debt incurred after the date hereof shall not be deemed to be in violation of clause (e) as a result of extensions to the Termination Date effective after the original incurrence of such convertible Debt.

SECTION 2.51.  Amendment to Section 5.40.  Section 5.40 is hereby amended to replace the first word “The” with “With respect to any Collateral, the”.

SECTION 2.52.  Amendment to Section 9.05.  Section 9.05 is hereby amended to add the words “or the Maturity Date” immediately following the words “Termination Date” appearing in clause (iii) of paragraph (a) of said section.

SECTION 2.53.  Amendment to Schedules 4.08 and 4.24.  Schedules 4.08 and 4.24 to the Credit Agreement are hereby amended to read in their entirety as set forth in Schedules 4.08 and 4.24 to this Amendment.

SECTION 2.54.   Amendment to Exhibit J.  Exhibit J to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit J to this Amendment.

SECTION 3.   Amendment to Security Agreement and Pledge Agreement.

(a)         The definition of “Excluded Capital Securities” in the Security Agreement is hereby amended to insert the words “or the SPV Subsidiary” after the words “SBIC Entities” in clause (A) thereof.

(b)         Section 2(a)(i) of the Pledge Agreement is hereby amended to insert the words “or the SPV Subsidiary” at the end of said clause (i).

(c)          Section 3(i) of the Pledge Agreement is hereby amended to add “upon its request” to the end of such section.

(d)         The phrase “Except as permitted in the Credit Agreement,” is added to the beginning of Section 5(a) and 5(b) of the Pledge Agreement.

SECTION 4.             Conditions to Effectiveness.  The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a)                  The Borrower shall have delivered to the Administrative Agent the following in form and substance satisfactory to the Administrative Agent:

(i)                           duly executed counterparts of this Amendment signed by the Borrower, the Guarantors, and the Lenders;

(ii)                        a certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor, certifying to and attaching the resolutions adopted by the board of directors (or similar governing body) of such party approving or consenting to this Amendment;

(iii)                     a certificate of the Chief Financial Officer or other Responsible Officer of the Borrower, certifying that (x) as of the date of this Amendment, all representations and warranties of the Borrower and the Guarantors contained in this Amendment and the other Loan Documents are true and correct (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), (y) immediately after giving effect to this Amendment, the Borrower is in compliance with the covenants contained in Article V of the Credit Agreement, and (z) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to this Amendment; and

(iv)                    such other documents or items that the Administrative Agent, the Lenders or their counsel may reasonably request.

(b)                  The Borrower shall have paid to the Administrative Agent, for the account of each of the Lenders (including the Administrative Agent), fees in an amount separately agreed between the Borrower, the Administrative Agent and the Lenders.

(c)                   The Borrower shall have paid to the Administrative Agent, upon application with appropriate documentation, all reasonable costs and expenses of the

Administrative Agent, including reasonable fees, charges and disbursements of counsel for the Administrative Agent, incurred in connection with this Amendment and the transactions contemplated herein.

SECTION 5.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement, Security Agreement and Pledge Agreement shall remain unchanged and in full force and effect.  On and after the Fifth Amendment Effective Date, all references to the Credit Agreement, Security Agreement and the Pledge Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement, Security Agreement and Pledge Agreement, in each case as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment, the Security Agreement and this Amendment, and the Pledge Agreement and this Amendment shall each be construed together as a single agreement.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, Security Agreement or Pledge Agreement except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement, Security Agreement, or Pledge Agreement as hereby amended.  The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes.  The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, Security Agreement and Pledge Agreement, as heretofore and hereby amended, the Credit Agreement, Security Agreement and Pledge Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower and Guarantors hereby expressly agree that the Credit Agreement, Security Agreement and Pledge Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 6.  Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to each of the Lenders as follows:

(a)        No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof, or shall result from this Amendment or the transactions contemplated hereby, including the sale of assets to the SPV Subsidiary and related transactions.

(b)        The Borrower and the Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c)         This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes the legal, valid and binding obligation of the Borrower and the Guarantors enforceable against them in accordance with its terms.

(d)         The execution and delivery of this Amendment and the performance by the Borrower and the Guarantors hereunder does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and the Guarantors are or may become bound.

SECTION 7.   Counterparts; Governing Law.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 8.   Amendment.  This Amendment may not be amended or modified without the written consent of the Lenders.

SECTION 9.   Effective Date.  The date on which the conditions set forth in this Amendment have been satisfied shall be the “Fifth Amendment Effective Date” of this Amendment.

SECTION 10.  Further Assurances.  The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 11.  Consent by Guarantors.  The Guarantors consent to the foregoing amendments.  The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of each of the Credit Agreement, Security Agreement and Pledge Agreement, as hereby amended, said Credit Agreement, Security Agreement and Pledge Agreement, as hereby amended, being hereby ratified and affirmed.  In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Guaranteed Obligations” (as defined in the Credit Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Notes and the Advances made under the Credit Agreement as hereby amended.  The Guarantors hereby expressly agree that each of the Credit Agreement, Security Agreement and Pledge Agreement, as hereby amended, is in full force and effect.

SECTION 12.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.  Notices.  All notices, requests and other communications to any party to the Loan Documents, as amended hereby, shall be given in accordance with the terms of Section 9.01 of the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers and representatives to execute and deliver, this Agreement as of the day and year first above written.

BORROWER

MAIN STREET CAPITAL CORPORATION

By:	/s/ Dwayne L. Hyzak
Name:	Dwayne L. Hyzak
Title:	Chief Financial Officer

INITIAL GUARANTOR

MAIN STREET CAPITAL PARTNERS, LLC

By:	/s/ Dwayne L. Hyzak
Name:	Dwayne L. Hyzak
Title:	Chief Financial Officer

INITIAL GUARANTOR

MAIN STREET EQUITY INTERESTS, INC.

By:	/s/ Dwayne L. Hyzak
Name:	Dwayne L. Hyzak
Title:	Chief Financial Officer

[5th Amendment Signature Pages]

COMMITMENTS:	ADMINISTRATIVE AGENT AND LENDER

Revolver Commitment:	BRANCH BANKING AND TRUST COMPANY
$50,000,000

	By:	/s/ William B. Keene
Name: William B. Keene
Title: Vice President

LENDERS

Revolver Commitment:	REGIONS BANK
$50,000,000

	By:	/s/ Larry Stephens
Name: Larry Stephens
Title: SVP

Revolver Commitment:	FROST BANK
$50,000,000

	By:	/s/ Brenda Murphy
Name: Brenda Murphy
Title: Market President

Revolver Commitment:	CAPITAL ONE, N.A.
$37,500,000

	By:	/s/ Don Backer
Name: Don Backer
Title: SVP

Revolver Commitment:	TEXAS CAPITAL BANK
$25,000,000

	By:	/s/ Eric Luttrell
Name: Eric Luttrell
Title: SVP

[5th Amendment Signature Pages]

Revolver Commitment:	CADENCE BANK, N.A.
$25,000,000

	By:	/s/ Bill Bobbora
Name: Bill Bobbora
Title: Senior Vice President

Revolver Commitment:	AMEGY BANK N.A.
$20,000,000

	By:	/s/ Timothy Zawinsky
Name: Timothy Zawinsky
Title: VP

Revolver Commitment:	ROYAL BANK OF CANADA
$20,000,000

	By:	/s/ James Parisi
Name: James Parisi
Title: Authorized Signatory

Revolver Commitment:	RAYMOND JAMES BANK, N.A.
$10,000,000

	By:	/s/ Joseph A. Ciccolini
Name: Joseph A. Ciccolini
Title: Vice President - Senior Corporate Banker

[5th Amendment Signature Pages]